Exhibit 11

                                  MASCOTECH, INC.
                     Computation of Earnings Per Common Share
                             Primary and Fully Diluted
                      (In thousands except per share amounts)

                                       Three Months Ended     Nine Months Ended
                                          September 30,          September 30,
                                         1996        1995       1996       1995
    PRIMARY:

      Income before cumulative effect
        of accounting change           $19,390     $15,960    $23,470    $44,520
      Preferred stock dividends          3,240       3,240      9,720      9,720
      Income before cumulative effect
        of accounting change
        attributable to common stock    16,150      12,720     13,750     34,800
      Add after tax interest expense
        reduction on conversion of
        stock options and warrants       ---           230      ---          860
      Earnings before cumulative
        effect of accounting change
        attributable to common stock    16,150      12,950     13,750     35,660
      Cumulative effect of accounting
        change                           ---         ---       11,700      ---
      Earnings attributable to common
          stock, as adjusted           $16,150     $12,950    $25,450    $35,660
       Weighted average number of
          common shares outstanding
          during each period            55,270      56,110     55,330     56,310
      Addition from assumed exercise of
          stock options and warrants     1,680       2,400      1,360      2,420
       Weighted average number of common
          shares and equivalents
          outstanding during each
          period--without dilution      56,950      58,510     56,690    58,730
       Primary earnings per common and
        common equivalent share:
           Earnings before cumulative
            effect of accounting
            change                       $ .28       $ .22      $ .24      $.61
          Cumulative effect of accounting
            change                         --          --         .21       --
            Earnings attributable to
            common stock                 $ .28       $ .22      $ .45      $ 61



    Earnings per common share for the periods ended September 30, 1995 were computed based on the modified treasury stock method which results in an assumed interest expense reduction and incremental shares based on assumed conversion of all stock options and warrants and, in 1996, on the treasury stock method.

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                                                               Exhibit 11

                                  MASCOTECH, INC.
                     Computation of Earnings Per Common Share
                             Primary and Fully Diluted
                      (In thousands except per share amounts)

                                     Three Months Ended     Nine Months Ended
                                        September 30,          September 30,
                                       1996        1995       1996       1995

      FULLY DILUTED:

        Income before cumulative
          effect of of accounting
          change                     $19,390     $15,960    $23,470    $44,520
        Preferred stock dividends      3,240       3,240      9,720      9,720
        Income attributable to
          common stock                16,150      12,720     13,750     34,800
        Add after-tax convertible
          debenture related expenses   2,380       ---  *     ---  *     ---  *
        Add interest reduction on
          conversion of stock options
          and warrants                 ---           220      ---          860
        Earnings before cumulative
          effect of accounting change
          attributable to common
          stock                       18,530      12,940     13,750     35,660
        Cumulative effect of
          accounting change            ---         ---       11,700      ---
        Earnings attributable to
          common stock, as adjusted  $18,530     $12,940    $25,450    $35,660

        Weighted average number of
          common shares outstanding
          during each period          55,270      56,110     55,330     56,310
        Addition from assumed
          conversion of convertible
          debentures                  10,000       ---  *     ---  *     ---  *
        Addition from assumed
          exercise of stock
          options and warrants         1,760       2,400      1,760      2,420
        Weighted average number of
          common shares and
          equivalents outstanding
          during each period
          --fully diluted basis       67,030      58,510     57,090     58,730

        Fully diluted earnings per
          common and common
          equivalent share:

            Earnings before
              cumulative effect of
              accounting change        $ .28       $ .22      $ .24      $ .61
            Cumulative effect of
              accounting change          --          --         .21        --
            Earnings attributable to
              common stock             $ .28       $ .22      $ .45      $ .61




      Earnings per common share for the periods ended September 30, 1995 were computed based on the modified treasury stock method which results in an assumed interest expense reduction and incremental shares based on assumed conversion of all stock options and warrants and, in 1996, the treasury stock method.


      * Anti-dilutive
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